                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                       JURISDICTION OF                   PERCENT OF
PARENT                             SUBSIDIARIES                          ORGANIZATION                     OWNERSHIP
------                      --------------------------            --------------------------              ----------
Hawk Corporation            Friction Products Co.                       Ohio                                  100%
                            Logan Metal Stampings, Inc.                 Ohio                                  100%
                            S.K. Wellman Holdings, Inc.                 Delaware                              100%
                            Quarter Master Industries, Inc.             Delaware                              100%
                            Tex Racing Enterprises, Inc.                Delaware                              100%
                            Hawk Precision Components Group, Inc.       Ohio                                  100%


Hawk Precision Components   Helsel, Inc.                                Delaware                              100%
  Group, Inc.               Sinterloy Corporation                       Delaware                              100%
                            Allegheny Clearfield, Inc.                  Pennsylvania                          100%
                            Hawk MIM, Inc.                              Ohio                                  100%

Friction Products Co.       Hawk Brake, Inc.                            Ohio                                  100%

Hawk Mauritius, Ltd.        Hawk Composites (Suzhou)
                              Company Limited                           China                                 100%

Hawk MIM, Inc.              Net Shape Technologies LLC                  Delaware                             88.9%

Helsel, Inc.                Hawk Motors, Inc.                           Delaware                              100%
                            Hawk Motors de Mexico,
                              S. de R.L. de C.V.                        Mexico                                 95%
                            Hawk Mauritius, Ltd.                        Mauritius                             100%

Hawk Motors, Inc.           Hawk Motors de Mexico,
                              S. de R.L. de C.V.                        Mexico                                  5%
                            Hawk Motors Monterrey,
                              S.A. de C.V.                              Mexico                                  5%

Hawk Motors de Mexico,      Hawk Motors Monterrey,
  S. de R.L. de C.V.          S.A. de C.V.                              Mexico                                 95%


S.K. Wellman                S.K. Wellman Corp.                          Delaware                              100%
  Holdings, Inc.            Wellman Friction Products
                              U.K. Corp.                                Delaware                              100%
                            S.K. Wellman S.p.A.                         Italy                                  95%

S.K. Wellman Corp.          The S.K. Wellman Company
                              of Canada Limited                         Canada                                100%
                            S.K. Wellman S.p.A.                         Italy                                   5%



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